SUB-ITEM 77I

MFS Mid Cap Value Fund, series of MFS Series Trust XI, established a new class of shares as described in the prospectus supplement contained in Post-Effective Amendment No. 17 to the Registration Statement (File Nos. 33-68310 and 811-7992), as filed with the Securities and Exchange Commission on July 30, 2002. Such description is incorporated herein by reference.